UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: May 21, 2015

(Date of earliest event reported)

Zumiez Inc.

(Exact name of registrant as specified in its charter)

WA	000-51300	91-1040022
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

4001 204th Street SW, Lynnwood, WA	98036
(Address of principal executive offices)	(Zip Code)

(425) 551-1500

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 21, 2015, in connection with discussions with certain of its shareholders as set forth under Item 7.01 below, the Board of Directors of Zumiez Inc. (the “Company”) amended the Company’s bylaws (the “Bylaws”) to (a) remove the prohibition on directors receiving special compensation from any person or entity other than the Company in connection with his or her service on the Company’s Board of Directors, which was previously set forth in the second paragraph of Article III, Section 2 of the Bylaws, and (b) remove the exclusive forum selection provision for the adjudication of disputes, which was previously set forth in Article X of the Bylaws (together, the “Amendment”).

The full text of the Amendment is filed as Exhibit 3.2 to this Form 8-K.

Item 7.01.	Regulation FD Disclosure

The Company adopted the Amendment as a result of discussions with certain of its shareholders in preparation for its 2015 Annual Meeting of Shareholders. The Company values the continued interest of its shareholders, and believes that engaging with shareholders will continue to facilitate a mutual understanding of our respective objectives.

In addition, the Company has clarified that all of the Company’s directors attended 75% or more of the aggregate number of meetings of the board and committees on which he or she served in fiscal 2014, including James M. Weber, who attended 83% of such meetings.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number

3.2	Amendment No.1, dated as of May 21, 2015, to Bylaws of Zumiez Inc. (as previously Amended and Restated as of May 21, 2014)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZUMIEZ INC.

Date: May 22, 2015	By:	/s/ CHRIS K. VISSER
Chris K. Visser
Executive Vice President, General Counsel and Secretary